Exhibit 99.1

Limelight Networks Announces Agreement to Acquire EyeWonder, Inc.

TEMPE, AZ, and ATLANTA, GA – 21 December 2009 – Limelight Networks, Inc., (NASDAQ: LLNW) today announced a definitive agreement to acquire privately held EyeWonder, Inc. The transaction is expected to close in the first half of 2010.

“Today, two best-in-class companies are combining to capitalize on the clear opportunity created by a macro shift of content consumption and advertising spend away from legacy channels and towards the growing world of Internet-connected devices. Limelight and EyeWonder bring together deep technical and operational skills for creating a brilliant online experience anywhere, on any device, and the ability to help advertisers and publishers monetize that experience,” said Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc. “We believe joining forces with the EyeWonder team will help us build long-term value for our shareholders and further establish Limelight Networks as an important, at-scale participant in the rapidly growing rich media, video, mobile, and web TV advertising sectors.”

Since 1999, EyeWonder has been an innovator in developing monetization solutions that helps Forbes 2000 advertisers, interactive agencies and content publishers create, build, track and optimize rich media and interactive video advertising campaigns. EyeWonder’s advertising serving platform is projected to service over $500 million in media spend globally in 2009, helping stakeholders across the digital advertising ecosystem to realize increased return-on-investment from that spend.

The combination of EyeWonder’s value-added monetization solutions and Limelight Networks’ delivery, storage, management and consulting services will enable enterprises, agencies and content publishers to unlock the value of their online content and maximize the revenue and profitability of their online strategies. The combined company will have relationships with over 2500 online businesses, over 800 interactive agencies, 900 last-mile access networks and over 20 ecosystem partners who, together, will working toward building a more efficient and intelligent Internet.

“Today’s announcement represents the next step in the growth and success of online advertising and in realizing the vision EyeWonder was founded with ten years ago. Limelight Networks and EyeWonder have worked together as partners for years, and have shared a passion for helping publishers of all types better monetize their content. By combining and integrating each company’s distinctive areas of expertise, we will create unique and independent service offerings that will deliver exceptional value to our clients and partners,” said John Vincent, founder and chief executive officer, EyeWonder, Inc.

The consideration to be paid to EyeWonder’s shareholders at Closing will equal approximately $110 million, comprised of approximately $62 million in cash (subject to adjustment based on EyeWonder’s financial condition at Closing) and approximately 12.74 million shares of Limelight common stock. Up to approximately 4.86 million additional shares of Limelight common stock will be issuable in 2011 if EyeWonder achieves certain financial results in 2010. EyeWonder was advised on the transaction by Madison Alley Global Ventures.

Certain key employees of EyeWonder will also enter into employment arrangements with Limelight that will involve additional equity compensation. The closing of the transaction is subject to customary closing conditions, including the effectiveness of a registration statement to be filed with the Securities and Exchange Commission relating to the transaction, and approval of Limelight Networks and EyeWonder’s respective stockholders at stockholder meetings following distribution of a definitive joint proxy statement.

Conference Call

At approximately 8:00 a.m. ET (5:00 a.m. PT) today, executives from both companies will host a conference call for investors to discuss this transaction. North American participants can access this call by dialing +1-800-920-4315. Participants outside of North America can dial +1-212-231-2902. A replay of the call will be available from http://www.llnw.com for one week following the conclusion of the event.

Additional Information and Where to Find It

Limelight Networks plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Limelight Networks, EyeWonder, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Limelight through the web site maintained by the SEC at www.sec.gov and by contacting Limelight Networks Investor Relations at 917-297-4241. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Limelight Networks’ website at www.limelightnetworks.com.

Participants in the Acquisition of EyeWonder

Limelight Networks, EyeWonder and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Limelight Networks stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding Limelight Networks’ executive officers and directors is included in Limelight Networks’ definitive proxy statement, which was filed with the SEC on April 27, 2009. You can obtain free copies of these documents from Limelight Networks using the contact information above.

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About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq: LLNW) is trusted by the world’s most innovative enterprise, entertainment, technology, and software brands to improve the performance and profitability of web sites and end-user experiences. Our scalable, on-demand managed infrastructure solutions provide global reach and consistent high availability, by routing traffic over a private fiber-optic backbone rather than through the often-congested, unpredictable public Internet. For more information, visit our web site (http://www.limelightnetworks.com), read our blog (http://blog.llnw.com), or follow @llnw (http://www.twitter.com/llnw) on Twitter.

About EyeWonder, Inc.

EyeWonder, Inc. is the pioneering interactive digital advertising provider, extending the reach of online rich media and interactive video ads to digital device displays. Through its superior technology, products and services, EyeWonder empowers advertisers, advertising agencies and content publishers with the ability to create, build, deliver, track and optimize interactive advertising campaigns proven to drive industry-leading results. Headquartered in Atlanta, Georgia, U.S.A., EyeWonder, Inc. has domestic offices in New York, Chicago, San Francisco, Dallas and Los Angeles. International offices are located in the United Kingdom, Ireland, the Netherlands, Germany, Spain and Australia. For more information on the company’s interactive digital advertising solutions or its global office network, please visit http://www.eyewonder.com or follow us on Twitter www.twitter.com/_ew.

Safe-Harbor Statement

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements relating to the timing of the merger and satisfaction of conditions to the merger, You should be aware that the forward-looking statements included herein represent the current judgment and expectations of the Limelight Networks and EyeWonder, but the actual results, events and performance of each company and of the combined company following the merger are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements. The companies do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. The potential risks and uncertainties include, but are not limited to: potential difficulties that may be encountered in integrating the merged businesses; potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger, approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction, including the receipt of regulatory approvals; competitive responses to the merger; an economic downturn; variability in quarterly operating results, the rate of growth and development of advertising and media markets and Limelight Networks’ ability to attract and retain skilled personnel and develop leaders.

Copyright (C) 2009 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners

Contacts:

Paul Alfieri of Limelight Networks, Inc., +1-917-297-4241, palfieri@llnw.com

Mike Griffin of EyeWonder, +1-678-891-2046, mgriffin@llnw.com